Exhibit 10.37                  LEASE AGREEMENT

         This lease agreement is made and executed on March 5, 1998 by and between Pierre Economic Development Corporation (PEDCO) , a non-profit corporation organized and existing under the laws of the State of South Dakota, with its principal office at 800 West Dakota, City of Pierre, County of Hughes, State of South Dakota 57501, referred to as lessor, and ACI Telecentrics, Incorporated, a Minnesota corporation of 3100 West Lake Street, Suite 300, City of Minneapolis, County of Hennepin, State of Minnesota 55416-4510, referred to as lessee.

                                   SECTION ONE
                                    PREMISES

     Lessor agrees to lease to lessee a portion of the premises described in Exhibit A, which Exhibit is attached to and incorporated by reference into this lease agreement.

                                   SECTION TWO
                                      TERM

     The term of this lease agreement shall commence on or about March 5, 1998, and expire April 30, 2002 unless sooner terminated in accordance with the terms of this lease agreement.

                                  SECTION THREE
                                      RENT

         A. Lessee shall pay to lessor as basic monthly rent, without deduction, set off, prior notice, or demand, the sum as provided below (subject to adjustments as provided later in this lease agreement) in advance on the first day of each calendar month during the term of this lease agreement.

         B. In addition to the basic monthly rent, lessee agrees to pay as additional rent the amount of the rental adjustments and other charges as required by this lease agreement.

         C. All rent shall be paid to lessor, in lawful money of the United States, at the address of lessor designated at the beginning of this lease agreement, or to such other person or at such other place as lessor may from time to time designate in writing.

         D. The basic monthly rent for any partial month shall be prorated.

         E . The basic monthly rent payable by lessee shall be Two-Thousand Five Hundred Dollars ($2,500.00) per month as of the commencement date of this lease agreement, and continuing through April 30, 1999. For the remainder of the lease, the basic monthly rent payable shall be Three Thousand Dollars ($3,000.
00) per month.


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                                  SECTION FOUR
                                       USE

         A. Lessee shall use the demised premises for general office, sales, storage, research and development, and incidental uses, and hereby agrees that it has determined to its satisfaction that the demised premises can be used for those purposes.

         B . Lessor represents and warrants that the above-specified uses are permitted under current applicable zoning laws, rules, and regulations existing as of the date of occupancy.

         C. The demised premises may not be used for any other purpose without lessor, s prior, express, and written consent, which consent shall not be unreasonably withheld, conditioned, or delayed.

         D . Lessee acknowledges that neither lessor nor lessor's agents has made any representations or warranties as to the suitability of the demised premises for the conduct of lessee's business, except as set forth herein.

         E. Lessee shall comply with any direction of any governmental authority having jurisdiction that shall, by reason of the specific nature of lessee's use or occupancy of the demised premises, impose any duty upon lessee or lessor with respect to the demised premises or with respect to the use or occupation of the demised premises.

         F . Lessee shall not use or occupy the demised premises in violation of law, or the certificate of occupancy, or conditional certificate of occupancy, if any, issued for the demised premises, and shall, upon written notice from lessor, discontinue any use of the demised premises that is declared by any governmental authority having jurisdiction to be a violation of law or of the certificate of occupancy, or conditional certificate of occupancy, if any.

         G. Lessee shall not do or permit to be done anything on the demised premises that will invalidate or increase the cost of any fire, extended coverage, or any other insurance policy covering the building in which the demised premises are located. Within thirty (30) days of demand by lessor, lessee shall reimburse lessor for any additional premium charged for such policy by reason of lessee's failure to comply with the provisions of this paragraph.

         H. Lessee shall not do or permit anything to be done in or about the demised premises that will obstruct or interfere with the rights of other tenants or occupants of the building in which the demised premises are located, or injure or annoy them or interfere with their use or allow the demised premises to be used for any immoral or unlawful purpose, nor shall lessee cause, maintain, or permit any nuisance in, on, or about the demised premises or common areas.

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         I . Lessee shall not commit or suffer to be committed any waste in or upon the demised premises or common areas.


         J. Lessee shall not place upon or install in windows or other openings or on the exterior of the demised premises or in any common areas any signs, symbols, drapes, or other materials without the prior, express, and written consent of lessor, which consent shall not be unreasonably withheld, delayed or conditioned.

                                  SECTION FIVE
                   MAINTENANCE AND MANAGEMENT OF COMMON AREAS

         A. Except for damage caused by any negligent or intentional act or negligent omission of lessee, lessee' s agents, employees, or invitees, which is not covered by lessor, s insurance, lessor shall maintain the common areas in good condition at all times. Lessor shall be required to maintain all structural elements of the building and all mechanical systems in good condition and repair.

         Lessor shall have the right to:

         (1) Establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use, and operation of the common areas;

         (2) Make changes to the common areas including, but not limited to, changes in the location of driveways, entrances, exits, vehicular parking spaces, parking area, or the direction of the flow of traffic. Lessor shall not be permitted to make such changes if such changes will result in fewer parking spaces being available for lessee, or otherwise adversely affect lessee's use of the leased premises.

         Lessor shall have no obligation to make repairs under this section until a reasonable time after receipt of written notice of the need for such repairs.

         B . Common areas, as referred to in this lease agreement, shall mean all parts of the project, in which the building of which the demised premises are a part, is located, the building in which the demised premises are located, and related land uses and facilities outside the demised premises and available to be used in common by all tenants in the project. Common areas include, but are not limited to:

         (1) The land upon which the project is located, pedestrian walkways and patios, landscaped areas, sidewalks, loading areas, parking areas, and roads;

         (2) The unexposed electrical, plumbing, and sewage systems laying outside the demised premises;

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         (3) Window frames, gutters, and down spouts on the building in which the demised premises are located;

         (4)  Exterior surfaces, roof, and exterior window surfaces; and

         (5) Lobbies, corridors, restrooms, mechanical rooms, and telephone booths in the building.

                                   SECTION SIX
                                     REPAIRS

         A. Lessor warrants that the demised premises are in good and sanitary order, condition, and repair and in compliance with all applicable laws, codes and ordinances. Lessee shall keep, maintain, and preserve the demised premises and appurtenances, including, but not limited to, signs, windows, doors, skylights, and trade fixtures, in good condition and repair, reasonable wear and tear and casualty damage excepted, and shall, when and if needed, at lessee's sole cost and expense, make all repairs to the demised premises and every part of the demised premises unless such damage is caused by the negligent acts or omissions of lessor, its agents or employees.

         B. Lessee shall, upon the expiration or sooner termination of the term of this lease agreement, surrender the demised premises to lessor in the same condition as when received, reasonable wear and tear, and casualty damage excepted.

         C . Except for the initial improvements provided by lessor, lessor shall have no obligation to alter, remodel, improve, repair, decorate, or paint the demised premises or any part of the demised premises, except as provided herein.

          D. The parties affirm that lessor has made no representations to lessee respecting the condition of the demised premises or the building of which the demised premises are a part, except as specifically set forth in this lease agreement.

         E . In spite of anything to the contrary contained in this section, lessor shall at its sole cost and expense repair and maintain all building system services and all the structural portions of the building in which the demised premises are located, unless such maintenance and repairs are necessitated in part or in whole by the negligent act or omission of lessee, lessee's agents, employees, or invitees, in which case lessee shall pay to lessor, as additional rent, the reasonable cost of such maintenance and repairs, to the extent not covered by the insurance maintained or required to be maintained hereunder.

         F. For purposes of this lease agreement, structural portions of the building of which the demised premises are a part shall mean:

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         (1) The foundation,
         (2) The floor,
         (3) The exterior and load-bearing walls, and
         (4) The roof.

         G. Unless damage is caused by lessor's negligent acts or omissions, lessor shall not be liable for any failure to make such repairs or to per-Form any maintenance unless such failure shall persist for an unreasonable length of time after written notice of the need for repair or maintenance has been given to lessor by lessee.

                                  SECTION SEVEN
                          IMPROVEMENTS AND ALTERATIONS

         A. So long as lessee's operations are not adversely affected lessor shall have the right at any time to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the building in which the demised premises are located. on giving lessee reasonable notice thereof, lessor shall have the right to change the name, number, or designation by which the building in which the demised premises are located or the project is commonly known, excepting lessee's demised premises.

         B. Lessee shall make no alterations, additions, or improvements in or to the demised premises without lessor's prior, express, and written consent, which will not be unreasonably withheld, conditioned, or delayed. If consent is given, any alterations, additions, or improvements in or to the demised premises shall be performed only by contractors or mechanics approved in advance of any such work by lessor.

         C . Lessee agrees that there shall be no construction of partitions or other obstruction that might materially interfere with lessor's free access to mechanical installations or service facilities of the building, or materially interfere with the moving of lessor's equipment to or from the enclosures containing such installations or facilities, or materially interfere with free access by or rights of other tenants of the building to their leased premises.

         D. Lessee covenants and agrees that all work done by lessee shall be performed in full compliance with all laws, rules, order, ordinances, regulations, and requirements of all governmental agencies, offices, and boards having jurisdiction. Lessee further covenants and agrees that any mechanic's lien filed against the demised premises or against the building in which the demised premises are located for work claimed to have been done for, or materials claimed to have been furnished to, lessee, will be discharged by lessee, by bond or otherwise within ninety (90) days after the filing thereof, at the sole cost and expense of lessee. All work performed shall be done in a skillful manner and with materials (where not specifically described in the specifications) of the quality and appearance customary in the trade, and of a quality at least equal to and style consistent with the existing building, and shall become the property of lessor.

                                  SECTION EIGHT
                                PERSONAL PROPERTY

         A. Furnishings, trade fixtures, and equipment installed by lessee shall be the property of lessee and may be removed by lessee at any time during the term of this lease agreement, provided that any equipment or furnishings subject to the terms of other agreements, if any, is maintained, moved or disposed of according to the terms of those agreements. On termination of this lease agreement, lessee shall remove any such property that is not permanently affixed to the premises. Lessee shall repair any damage to the demised premises resulting from the installation or removal of such property.

         B. Any repairs undertaken by lessee in accordance with the requirements of this section shall be subject to all terms and conditions for improvements and alterations as are set forth in Section Eight, above.

         C. If lessee shall fail to remove all of its effects from the demised premises upon termination of this lease agreement for any reason whatsoever, lessor may, at its option, remove such effects without liability to lessee for the loss of such items. In such event, lessee agrees to pay lessor upon demand for any and all reasonable expenses incurred in removal, including court costs and reasonable attorney fees and storage charges on such effects for any length of time that may be in lessor's possession.


                                  SECTION NINE
                                 ADDITIONAL RENT

         A. In addition to the basic monthly rent required by Section Three,above,lessee shall pay as additional rent its pro rata share of all real property taxes or other assessments and insurance premiums assessed against the building in which the demised premises are located, common areas charges, and property management fees incurred by lessor as set forth below.

         B. Operating expenses shall not include any expenses relating to mortgages, ground leases, or for capital repairs or improvements to the building in which the demised premises are located, expenses incurred as a result of the negligence of lessor, its agents or employees, or legal or other fees incurred in connection with leasing all or any portion of the building in which the demised premises are located or in enforcing the terms of any lease agreements or any of the following costs or expenses: removal of hazardous substances, costs of delivery of disproportionate services to other lessees, special assessments related to initial construction.

         C. In the event of non-payment of all or any portion of such charges, costs, and expenses, lessor shall have the same rights and remedies as provided in this lease agreement for the failure of lessee to pay rent.

         D. For purposes of this lease agreement, lessee's pro rata share shall be equal to the ratio of the total number of leasable square feet in the demised premises to the total number of leasable square feet in the building in which the demised premises are located.

         E. Any costs or charges that cover a period not within the term of this lease agreement shall be prorated.

         F. Lessee shall have the right to audit operating expenses.

         If the audit reveals that lessee has been overcharged, after the annual application of Section Fifteen below, then in addition to refunding the overpayment, lessor shall pay the costs of the audit, in the event that the overpayment exceeds the cost of the audit.

                                   SECTION TEN
                       COMMON AREA AND MAINTENANCE CHARGES

         A. Lessee shall pay to lessor upon demand, as additional rent, its pro rata share of any and all common area costs and charges as defined herein.

         B. Common area costs shall mean all sums expended by lessor for the maintenance and operation of the common areas and reasonable property management fees incurred by lessor and all increases in any such costs and expenses, subject to the exclusions described herein.

         C. Costs for maintenance, management, and operation of the common areas shall include, but not be limited to, the following: cleaning, sweeping, cleaning exterior window surfaces, repainting, ice and snow removal, lighting, water, and other utilities, and other costs necessary in lessor's judgment for the maintenance and operation of the common areas, (and any other charges, costs, and expenses that arise during the term of this lease agreement) relating to the maintenance of the common areas, subject to the exclusions described herein. Lessee shall pay its own janitorial expenses for the demised premises.

                                 SECTION ELEVEN
                               REAL PROPERTY TAXES

         Lessee shall during the term of this lease pay its pro rata share of all real property taxes and general and special assessments levied and assessed against the building, and shall not include transfer or recordation taxes. Lessee specifically acknowledges that the property has in the past enjoyed a beneficial tax status due to the nature of the lessor/co-tenant and that Lessor will pay all real property taxes on the property, until such time as the property may lose its current favorable tax status which will occur at the time of signing of this lease. Thereafter Lessee shall be responsible for its pro rata share of the real estate taxes from the date this lease commences throughout the term of the lease. Such taxes shall commence by Lessee paying its pro rata share of the 1998 real estate taxes which become a lien on the premises on January 1, 1999 for the taxes for the approximate ten (10) months of the lease in 1998 which shall be paid as part of the 1998 lease payment.

                                 SECTION TWELVE
                                    INSURANCE

         Lessee shall pay its pro rata share of all fire and extended coverage insurance that lessor is required to maintain on the building in which the demised premises are located.

                                SECTION THIRTEEN
                          HEATING AND AIR CONDITIONING

         Lessor may engage a maintenance firm to repair and maintain the heating, ventilating, and air conditioning system servicing the building in which the demised premises are located. Lessee shall pay to lessor, or at lessor's election directly to the maintenance firm, Lessee's pro rata share of the reasonable cost of such work.

                                SECTION FOURTEEN
                                    UTILITIES

         Lessee shall pay for heat, light, water, and other utility services supplied to the demised premises which lessee consumes and which is separately metered, if any. In addition, lessee shall pay its pro rata share of water, sewer, and other utility charges for which separate billings are not available. Separate charges may be made by lessor to lessee to reflect unusual or excessive utility system demands, by lessee, where not separately metered.

                                 SECTION FIFTEEN
                           PAYMENT OF ADDITIONAL RENT

         A. Lessor shall provide lessee with written notice of the estimated operating expenses and additional rent to be paid by lessee for each calendar year during the term of this lease agreement prior to the start of each such year, except that the notice for the calendar year for which the commencement date of this lease agreement occurs shall be provided no later than thirty (30) days after commencement date. Lessor may, at lessor's option, revise the additional rent estimate once during any calendar year, on at least thirty (30) days, written notice to lessee, and lessee's monthly payments under this lease agreement shall be adjusted accordingly for the balance of such calendar year.

         B. Within thirty (30) days after the end of every calendar year during the term of this lease agreement, lessor shall provide lessee with a written statement of the actual operating expenses incurred by lessor and additional rent paid by lessee for that year. If the actual additional rent should exceed the estimated additional rent for such year, then lessee shall pay to lessor the additional amount due to lessor within thirty (30)days. If the actual additional rent shall be less than the estimated additional rent for such year, then lessor shall credit against future additional rent due under this lease agreement the amount of overpayment by lessee, or pay such amount in cash.

         C. Lessee shall have the right to review lessor's statements at any time within sixty (60) days after lessor has provided statements to lessee, and shall be permitted to inspect lessor's books and records to determine whether there have been any errors. If errors are discovered, appropriate credits of payments will be made. Any overpayment of additional rent for the final year of the term of this lease agreement shall be refunded to lessee at the expiration of the term of this lease agreement.

                                 SECTION SIXTEEN
                               LESSEE'S INSURANCE

         A. Lessee shall, during the term of this lease agreement and any other period of occupancy, at Lessee's sole cost and expense, maintain a reasonable amount of insurance to cover the following:

         (1) Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("all risk") , and sprinkler coverage. This insurance policy shall be upon all property owned by lessee, for which lessee is legally liable, or that was installed at lessee's expense and which is located on or in the demised premises, including, but not limited to, furniture, fittings, fixtures (other than lessee improvements installed by lessor) , and any other personal property in the amount of the full replacement value of such property. This insurance policy shall also be upon direct or indirect loss to lessee's earnings attributable to the demised premises or to the building in which the demised premises are located in an amount that will properly reimburse lessee. Lessor and any named mortgagee shall be furnished with a copy of the certificate of insurance. The insurance policy shall contain endorsements requiring thirty (30) days' written notice to lessor and any named mortgagee prior to any cancellation or reduction in the amount of coverage.

         (2) Comprehensive general liability insurance insuring lessee against any liability arising out of this lease agreement, or the use, occupancy, or maintenance of the demised premises and all areas appurtenant to the demised premises. Such insurance shall be in the amount of not less than One Million Dollars ($1, 000, 000) combined single limit for injury to and/or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. The insurance policy shall insure against hazards arising from the demised premises and operations conducted in and on the demised premises, claims or actions by or against or involving independent contractors, and contractual liability under this lease agreement (including the duty to indemnify lessor) , and shall name lessor and any mortgagee of lessor as insured parties, as their respective interests may appear. Lessor and any named mortgagee shall be furnished with a copy of the certificate of insurance. Such insurance shall be primary and non-contributing with any insurance carried by lessor. The liability insurance policy shall contain endorsements requiring thirty (30) days, written notice to lessor and any named mortgagee prior to any cancellation or reduction in the amount of coverage.

         (3) Worker's compensation and employer's liability insurance as required by the State of South Dakota.

         B. All insurance policies shall be written in a form reasonably satisfactory to lessor and to any named mortgagee. If lessor or the named mortgagee obtains any insurance that is the responsibility of lessee under this lease agreement, lessor or such mortgagee shall deliver to lessee a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed. Payment of such insurance on lessee's behalf shall be charged to lessee as additional rent and lessee shall be responsible to lessor or the procuring party for the full cost of such insurance.

                                SECTION SEVENTEEN
                              WAIVER OF SUBROGATION

         A. Lessee and lessor each releases and relieves the other and waives its entire right of recovery against the other for loss or damage arising out of or incident to the perils covered by fire and extended coverage, and liability insurance endorsements approved of or use in the State of South Dakota that occur in, on, or about the demised premises, whether caused by the negligence of either party, their agents, employees or otherwise.

         B. Each party shall obtain from its insurer or insurers provisions permitting waiver of any claim against the other party for loss or damage within the scope of the above-specified insurance.

                                SECTION EIGHTEEN
                                 INDEMNIFICATION

         A. Lessee shall indemnify, defend, and hold lessor harmless from any and all claims and damages (including reasonable attorney fees and costs) arising from lessee's use of the demised premises or the conduct of its business or from any activity, work, or thing done, permitted, or suffered by lessee, in or about the demised premises and/or the building in which the demised premises are located, unless caused by lessor or lessor's agents or employees.

         B. Lessee shall further indemnify, defend, and hold lessor harmless from any and all claims and damages (including reasonable attorney fees and costs) arising from any breach or default in the terms of this lease agreement, or arising from any act, negligence, fault, or omission of lessee or lessee's agents, employees, or invitees, and from and against any and all costs, reasonable attorney fees, expenses, and liabilities incurred in or about such claim or any action or proceeding brought on such claim.

         C. In case any action or proceeding shall be brought against lessor by reason of any such claim, lessee upon notice from lessor, shall defend it at lessee's expense by counsel approved in writing by lessor.

         D. Lessor shall indemnify, defend, and hold lessee harmless from any and all claims and damages (including reasonable attorney fees and costs) arising from lessor's use of the demised premises or the conduct of its business or from any activity, work, or thing done, permitted, or suffered by lessor, in or about the demised premises and/or the building in which the demised premises are located, unless caused by lessee or lessee's agents or employees.

         E. Lessor shall further indemnify, defend, and hold lessee harmless from any and all claims and damages (including reasonable attorney fees and costs) arising from any breach or default in the terms of this lease agreement, or arising from any act, negligence, fault, or omission of lessor or lessor's agents, employees, or invitees, and from and against any and all costs, reasonable attorney fees, expenses, and liabilities incurred in or about such claim or any action or proceeding brought on such claim.

         F. In case any action or proceeding shall be brought against lessee by reason of any such claim, lessor upon notice from lessee, shall defend it at lessor's expense by counsel approved in writing by lessee.

                                SECTION NINETEEN
                           DAMAGE TO LESSEE'S PROPERTY

         A. Lessee shall give prompt notice to lessor in case of fire or accident in or on the demised premises or the building in which the demised premises are located.

                                 SECTION TWENTY
                       LESSEE'S RIGHT TO USE COMMON AREAS

         A. Lessor gives to lessee and lessee's employees, authorized representatives, and business invitees a non-exclusive right to reasonable use and enjoyment of the common areas, subject to lessor's rights set forth in Section Seven of this lease agreement.

         B. Lessee shall be entitled to parking spaces in the adjoining parking lot in the same ratio which the demised premises are to the whole building.

                               SECTION TWENTY-ONE
                                ACCESS BY LESSOR

         A. Lessee shall allow lessor access to the demised premises at reasonable times on reasonable notice for the purpose of inspecting, altering, and repairing the demised premises;

provided however, that lessee's use of the premises shall not be disrupted.

         B. Lessor may also show the demised premises to prospective tenants or renters at reasonable times and on reasonable notice.

         C. Lessor shall at all times have and retain a key with which to unlock all doors in and on the demised premises, excluding lessee's vaults and safes.

         D. Lessor shall have the right to use any and all reasonable means that lessor may deem proper to open doors in an emergency to obtain entry to the demised premises.

         E. Any entry to the demised premises obtained by lessor for any of the above-stated purposes and by any of such means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry onto the demised premises, or an eviction of lessee from the demised premises or any part of the demised premises.

         F. Lessee waives any claim for damages for any injury or inconvenience to or interference with lessee's business, any loss of occupancy or quiet enjoyment of the demise premises, and any other loss in, upon, or arising from lessor's entry onto the demised premises in an emergency, except to the extent caused by lessor's negligence.

                               SECTION TWENTY-TWO
                              DAMAGE OR DESTRUCTION

         A. In the event the demised premises are damaged by fire or other cause, lessor, at lessor's sole cost and expense, shall, as soon as reasonably possible thereafter, commence repair, restoration, and reconstruction of the demised premises and prosecute it diligently until completion. In the event the damage to the demised premises or the building in which the demised premises are located is of a nature that cannot be repaired, restored, or reconstructed within ninety (90) days of the date of damage, or such longer period as may be mutually agreed by the parties, and subject in any event to force majeure, either party may cancel and terminate this lease agreement by giving the other party notice in writing of its intention to cancel this lease agreement no later than ten (10) days after the determination that the repair will require more than 90 days to complete, whereupon the term of this lease agreement shall terminate upon the 30th day after such notice is given. No rent shall be required to be paid from the date of the damage.

         B. In the event of repair, reconstruction, and restoration by lessor as provided in this section, the rental payable under this lease agreement shall be abated proportionately with the degree to which lessee's use of the demised premises is impaired during the period of such repair, reconstruction, or restoration, unless the damage or destruction was caused by the negligent act or omission of lessee or lessee's agents, employees, or invitees, in which event the provisions of this sentence shall not apply.

         Lessee shall not be entitled to any compensation or damages for loss of the use of the whole or any part of the demised premises or any injury or interference with lessee's business and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction, or restoration to the demised premises, or the building in which the demised premises are located, unless the damage or destruction was caused by lessor's negligence.

         C. Lessee shall not be released from any of its obligations under this lease agreement except to the extent and under the conditions expressly stated in this section. In spite of anything to the contrary contained in this section, if lessor is delayed or prevented from repairing or restoring the demised premises for six (6) months after the occurrence of the damage or destruction by reason of an act of God, war, governmental restrictions, inability to procure the necessary labor or material, or other cause beyond the control of lessor, lessor shall be relieved of its obligation to make such repairs or restoration and lessee shall be released from its obligations under this lease agreement at the end of such six (6) month period, and this lease agreement shall be deemed to be terminated.

         D. If lessor is obligated to or elects to repair or restore as provided in this lease agreement, lessor shall be obligated to make repair or restoration only of those portions of the demised premises that were originally provided at lessor, s expense, and the repair and restoration of items not provided at lessor's expense shall be the obligation of lessee. If lessor receives proceeds in excess of the current cost to replace those original lessee improvements, then the excess proceeds will be applied to the replacement of additional improvements provided by lessee in excess of lessor's original improvements.

         E. In spite of anything to the contrary contained in this section, lessor shall not have any obligation whatsoever to repair, reconstruct, or restore the demised premises when the damage resulting from any casualty covered under this section occurs during the last six (6) months of the current term of this lease agreement or if any mortgagee fails to make insurance proceeds or any portion of insurance proceeds available to lessor for such repair, reconstruction, or restoration.

         F. Upon any termination of this lease agreement under any of the provisions of this section, the parties shall be released without further obligation to the other as of the termination date, provided lessee shall remain liable to lessor for items that have accrued as of the termination date and are then unpaid.

                              SECTION TWENTY-THREE
                                  CONDEMNATION

         A. In case all of the demised premises, the building in which the demised premises are located, or the common areas or such part thereof as shall substantially interfere with lessee's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this lease agreement effective as of the date possession is required to be surrendered to the taking authority.

         B. Lessee shall not assert any claim against lessor or the taking authority for any compensation because of such taking and lessor shall be entitled to receive the entire amount of any award with deduction for any estate or interest of lessee, except as provided herein.

         C. In the event the amount of property and the type of estate taken shall not substantially interfere with the conduct of lessee's business, and lessor determines lessor is economically able to restore- the demised premises, the building in which the demised premises are located, or the common areas to an operating condition comparable to that which existed prior to the taking, lessor shall be entitled to the entire amount of the award without deduction for any estate or interest of lessee. In that event, lessor shall restore the demised premises to substantially their same condition prior to the taking, and a proportionate allowance shall be made to lessee for the rent corresponding to the time during which and to the part of the demised premises of which lessee shall be so deprived on account of the taking and restoration.

         D. Nothing contained in this section shall be deemed to give lessor any interest in an award made to lessee for the taking of personal property and fixtures belonging to lessee or for relocation expenses or any other award made separately to lessee.

                               SECTION TWENTY-FOUR
                         LESSEE'S DEFAULTS AND REMEDIES

         A. The occurrence of any one or more of the following events shall constitute a material default in breach of this lease agreement by lessee:

         (1) Vacation or abandonment of the demised premises. Vacation and abandonment includes, but is not limited to, any absence of lessee from the demised premises for thirty (30) business days or longer.

         (2) Failure by lessee to make any payment required under this lease agreement as when due, where such failure shall continue for a period of ten
(10) days after written notice from lessor.

         (3) Failure by lessee to observe or to perform any of the covenants, conditions, or provisions of this lease agreement, other than the making of any payment, where such failure shall continue for a period of ten (10) days after notice of such failure from lessor or such additional period of time as is reasonably necessary to cure such failure, provided lessee diligently prosecutes such cure.

         B. In the event of any default by lessee, in addition to any other remedies available to lessor at law or in equity, lessor shall have the immediate option to terminate this lease agreement and all rights of lessee under this lease agreement. In the event that lessor shall so elect to terminate this lease agreement, then lessor may recover from lessee:

         (1) The worth at the time of the award of any unpaid rent that was due and owing at the time of termination;

         (2) The worth at the time of the award of the amount of the unpaid rent that would have been earned from the date of termination until the time of the award, less the amount of such rental loss that lessee proves could reasonably have been avoided; and

         (3) The worth at the time of the award of the amount of the unpaid rent due for the balance of the term of this lease agreement after the time of the award, less the amount of such rental loss that lessee proves could reasonably have been avoided.

         C. In the event of any such default by lessee, lessor shall also have the right, adhering to applicable legal processes, with or without terminating this lease agreement, to reenter the demised premises and remove all persons and property from the demised premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of or on the account of lessee. No reentry or taking of the demised premises by lessor pursuant to this section shall be construed as an election to terminate this lease agreement unless lessor gives lessee written notice of such intention or unless the termination of this lease agreement is decreed by a court of competent jurisdiction.

         D. In the event of any such default by lessee, lessor shall also have the right, adhering to applicable legal processes, with or without terminating this lease agreement, to reenter the demised premises and to relet them, and lessee agrees to pay lessor the cost of recovering possession of the demised premises, the reasonable expenses of reletting, and any other costs or damages arising out of lessee's default. Lessee further covenants and agrees to make good to lessor any deficiency arising from the reletting of the demised premises at a lesser rental than agreed to in this lease agreement. Lessee shall pay to lessor such deficiency each month as the amount of the deficiency is ascertained by lessor and billed to lessee. Lessor is obligated to use good faith efforts to mitigate its damages.

                               SECTION TWENTY-FIVE
                               REMEDIES CUMULATIVE

         All rights, options and remedies of lessor and lessee contained in this lease agreement shall be construed and held to be cumulative, and no one of them shall be exclusive of the other. Either party shall have the right to pursue any one or all of such remedies or any other remedy or relief that may be provided by law, whether or not stated in this lease agreement.

                               SECTION TWENTY-SIX
                                    NO WAIVER

         No waiver of any default of lessee under this lease agreement shall be implied from any acceptance by lessor of any rent or other payments due under this lease agreement or any omission by lessor to take any action on account of such default if such default persists or is repeated, and no express waiver shall effect a default other than as specified in the waiver. The consent or approval of either party to an act by the other party shall not be deemed to waive or render unnecessary either party's consent or approval of any subsequent similar act by the other party.

                              SECTION TWENTY-SEVEN
                                 CURE BY LESSOR

         A. Lessor or any mortgagee, at any time after lessee commits a default, may cure the default at the cost of lessee.

         B. If lessor or any mortgagee at any time, by reason of lessee's default, pays any sum or does any act that requires the payment of any sum, the sum paid by lessor or any mortgagee at the time the sum is paid shall be due immediately from lessee to lessor or the mortgagee, and if paid at a date later than thirty (30) days shall bear interest at the rate of eighteen percent (18'-.) per annum from the date the sum is paid by lessor or the mortgagee until lessor or the mortgagee is reimbursed by lessee. The sum, together with interest, shall be deemed to be additional rent.

                              SECTION TWENTY-EIGHT
                                LESSOR'S DEFAULT

         A. Lessee shall notify lessor promptly of any default not by its nature necessarily known to lessor.

         B. Lessor shall not be in default under this lease agreement unless lessor fails to perform its obligation within ten (10) days after notice by lessee specifying where lessor has failed to perform, or immediately in the event of an emergency. If the nature of lessor's obligation is such that more than ten (10) days are required to perform, lessor shall not be in default if lessor commences performance within ten (10) days of lessee's notice and thereafter pursues performance with due diligence.

         C. If there are any repairs that are the obligation of lessor, and lessor exceeds the time period allowed in Paragraph B. of this section, then lessee may, if it chooses, elect to perform the repair, then bill the reasonable cost of such repair to lessor, including reasonable interest.

                               SECTION TWENTY-NINE
                               MORTGAGE PROTECTION

         In the event of any default on the part of lessor, and within ten (10) days of such event of default, lessee will give notice by registered or certified mail to any mortgagee or contractor for deed whose address shall have been furnished to lessee, and shall offer the mortgagee or contractor for deed an opportunity to cure or commence to cure the default within ten (10) days after notice from lessee.

                                 SECTION THIRTY
                       ASSIGNMENT BY LESSEE AND SUCCESSION

         A. Lessee shall not assign, let, or sublet this lease agreement or the demised premises, or any part of the demised premises, or in any way transfer or hypothecate any of its interest in this lease agreement or the demised premises without first obtaining the written consent of lessor, which will not be unreasonably withheld, conditioned, or delayed. Lessor's consent shall be conditioned upon lessor's approval of the economic viability of the proposed assignee or sublessee, lessor's determination that the proposed use of the demised premises by the assignee or sublessee is consistent with the tenant mix and uses in the building in which the demised premises are located, and such other conditions as lessor deems appropriate.

         B. If lessee is a corporation, any transfer of this lease agreement from lessee by merger, consolidation, or liquidation or any change in the ownership or power to vote the majority of the outstanding voting stock of lessee shall constitute an assignment for the purposes of this section, subject to the test of reasonableness.

         C. Subject to the provisions above, this lease agreement shall be binding upon and inure to the benefit of the parties, and successors and assigns. However, lessee shall be released from all responsibility for any and all obligations, liabilities, and responsibilities of lessee under this lease agreement after any assignment, subletting, or hypothecation by lessee as allowed hereunder.

         D. Lessee agrees to reimburse lessor for lessor's reasonable attorney fees and related costs incurred in connection with the processing, review, an/or documentation of any requested transfer, assignment, subletting, or hypothecation of this lease agreement or of lessee's interest in and to the demised premises.

                               SECTION THIRTY-ONE
                                  LATE CHARGES

         Lessee acknowledges that late payment by lessee to lessor of rent or other sums due under this lease agreement will cause lessor to incur costs not contemplated by this lease agreement, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges that may be imposed on lessor by the terms of any mortgage or deed of trust covering the demised premises. In the event lessee should fail to pay any installment of rent or any other sum due under this lease agreement within seven (7) days after receipt of written notice that such sum is due, lessee shall pay to lessor, as additional rent, a late charge equal to six percent (6%) of each installment or sum. Waiver of the six percent (6%) late charge with respect to any, installment or sum shall not be deemed to constitute a waiver with respect to any subsequent installment or sum so due. In the event any amount so due is delinquent for a period in excess of ten (10) days after written notice, an additional late charge at the rate of one and one half percent (1 1/2 per month on the amount so overdue shall be paid to lessor for the period of delinquency in excess of ten (10) days. A charge of Thirty Dollars ($30) will be paid by lessee to lessor for each returned check.

                               SECTION THIRTY-TWO
                                  SUBORDINATION

         A. This lease agreement, at lessor's option, shall be subordinate to any mortgage, deed of trust, contract for deed, or other hypothecation for security now or hereafter placed upon the real property of which the demised premises are a part, and to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements, and extensions thereof. In spite of such subordination, lessee's right to quiet possession of the demised premises pursuant to the terms of this lease shall not be disturbed if lessee is not in default and so long as lessee shall pay the rent and observe and perform all of the provisions of this lease agreement, unless this lease agreement is otherwise terminated pursuant to its terms. If any holder of such mortgage, deed of trust, contract for deed, or other hypothecation for security shall elect to have this lease agreement prior to its lien and shall give written notice to that effect to lessee, this lease agreement shall be deemed prior to such mortgage, deed of trust, contract for deed, or other hypothecation for security, whether this lease agreement is dated prior or subsequent to such mortgage, deed of trust, contract for deed, or other hypothecation for security, or the date of recording such instrument. Lessor shall be obligated to obtain a non-disturbance agreement from any present or future mortgagee in favor of lessee.

         B. Lessee also agrees to execute any reasonable documents required to effectuate such subordination or to make this lease agreement prior to the lien of any mortgage, deed of trust, contract for deed, or other hypothecation for security, as the case may be.

         C. Upon a foreclosure of any deed of trust, contract for deed or mortgage or execution of any deed in lieu of foreclosure, or declaration of lessor's default under any hypothecation for security and demand by lessor's successor, lessee shall attorn to and recognize such successor as lessor under this lease agreement.

                              SECTION THIRTY-THREE
                                     NOTICES

         All notices under this lease agreement shall be in writing and shall be effective when mailed by certified mail, return receipt requested, or when delivered personally to lessor and lessee at their addresses set forth above, or to such other addresses as may be designated by notice.

                               SECTION THIRTY-FOUR
                                ENTIRE AGREEMENT

         This lease agreement shall constitute the entire agreement between the parties. Any prior understanding or representation of any kind preceding the date of this lease agreement shall not be binding upon either party except to the extent incorporated in this lease agreement.


                               SECTION THIRTY-FIVE
                            MODIFICATION OF AGREEMENT

         Any modification of this lease agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if evidenced in a writing signed by each party or an authorized representative of each party.

                               SECTION THIRTY-SIX
                                  ATTORNEY FEES

         In the event that any action is filed in relation to this lease agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party's attorney fees.

                              SECTION THIRTY-SEVEN
                                HOLD-OVER TENANCY

         If (without execution of a new lease agreement or written extension) lessee shall hold over after the expiration of the term of this lease agreement, lessee shall be deemed to be occupying the demised premises as a tenant from month-to-month, which tenancy may be terminated as provided by law. During such tenancy, lessee agrees to be bound by all of the terms, covenants, and conditions specified in this lease agreement, insofar as applicable.

                              SECTION THIRTY-EIGHT
                              RULES AND REGULATIONS

         Lessee shall faithfully observe and comply with the "Rules and Regulations" that apply to all tenants, and all reasonable and non-discriminatory modifications to such rules and regulations from time to time put into effect by lessor. These rules and regulations are imposed for the cleanliness, good appearance, proper maintenance, and good order and reasonable use of the demised premises and the building in which the demised premises are located by all tenants and their clients, customers, employees, and business invitees. Lessor shall not be responsible or liable to lessee for violation or non-performance of any of the rules and regulations by any other tenant or occupant of the building in which the demised premises are located so long as lessor uses reasonable efforts to enforce such rules.

                               SECTION THIRTY-NINE
                                  GOVERNING LAW

         It is agreed that this lease agreement shall be governed by, construed, and enforced in accordance with the laws of the State of South Dakota.

                                  SECTION FORTY
                              DEFINITION OF LESSOR

         A. The term "lessor, 11 as used in this lease agreement, so far as covenants or obligations on the part of lessor are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of fee title, or holders of a contract for deed granting fee title of the building in which the demised premises are located.

         B. In the event of any transfer, assignment, or other conveyance of any such fee title, lessor named in this lease agreement (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment, or conveyance of all liability as respects the performance of any covenants or obligations on the part of lessor contained in this lease agreement thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of lessor under this lease agreement, during its ownership of the demised premises.

         C. Lessor may transfer its interest in the demised premises without the consent of lessee. Such transfer shall not be deemed a violation on lessor's part of any of the terms and conditions of this lease agreement. In spite of the preceding, if the transferee is the mortgagee who acquires title to the demised premises by foreclosure or deed in lieu of foreclosure, lessor shall remain liable for the performance of all covenants, conditions, and obligations and for any default of lessor under this lease agreement occurring or arising prior to the date the mortgagee acquired title to the demised premises.

                                SECTION FORTY-ONE
                               PARAGRAPH HEADINGS

         The titles to the paragraphs of this lease agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this lease agreement.

                                SECTION FORTY-TWO
                               TIME OF THE ESSENCE

         It is specifically declared and agreed that time is of the essence of this lease agreement.

                               SECTION FORTY-THREE
                          EFFECT OF PARTIAL INVALIDITY

         The invalidity of any part of this agreement will not and shall not be deemed to affect the validity of any other part. In the event that any provision of this agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision.


                               SECTION FORTY-FOUR
                                    RECORDING

         Neither lessor nor lessee shall record this lease agreement nor a short form memorandum of this lease agreement without the written consent of the other.

                               SECTION FORTY-FIVE
                                     RIDERS

         Clauses, plats, and riders, if any, signed by lessor or lessee, and affixed to this instrument, are a part of this lease agreement.


                                SECTION FORTY-SIX
                                      NAME

         Lessee shall not, without the written consent of lessor, use the name of the building in which the demised premises are located of or any purpose other than as the address of the business to be conducted by lessee in the demised premises, and in no event shall lessee acquire any rights in or to such name or names.

                               SECTION FORTY-SEVEN
                               CORPORATE AUTHORITY

         If lessee executes this lease agreement as a corporation, each of the persons executing this lease agreement on behalf of lessee covenants and warrants that lessee is a duly-authorized and existing corporation; lessee has and is qualified to do business in the State of South Dakota, the corporation has full right and authority to enter into this lease agreement; and each person signing on behalf of the corporation was authorized to do so.

                               SECTION FORTY-EIGHT
                           FIRST RIGHT OF OPPORTUNITY

         A. During the term of this lease agreement, including all renewal terms, lessee shall have the first right of opportunity to lease any remaining square footage directly adjacent to the demised premises, as described in Exhibit C, as additional premises, in the event that any such space is vacated.

         B. At such time as lessor wishes to lease the additional premises and has received a written lease proposal from a third party, lessor will give lessee written notice of its intention to lease the additional premises.

         C. The terms and rental rates shall be those set forth in lessor's written lease proposal with a third party described above, or upon such other terms as may be agreed upon by both lessor and lessee with the exception that the term shall be coterminous with the term of this lease. Lessor and lessee agree to negotiate in good faith concerning such terms and rates.

         D. In the event that lessor and lessee have not entered into a written letter of agreement specifying the general terms of the lease agreement of the additional premises by lessee within thirty (30) business days after lessor's notice of its intention to lease the additional premises, then lessor shall have the right to lease the additional premises to any third party.

                               SECTION FORTY-NINE
                                 OPTION TO RENEW

         Provided that lessee is not in default under this lease agreement during the original term or any extension of this lease agreement, lessee shall have the option to extend this lease agreement for one additional term of sixty
(60) months by providing lessor with one-hundred-eighty (180) days' prior written notice. The extended term shall be on the same terms and conditions of this lease agreement except for the provisions regarding basic monthly rent. Basic monthly rent applicable to the extended term shall be at the then established market rate for similar facilities in the area.

                                  SECTION FIFTY
                             MARKET RENT; APPRAISAL

         A. At any time not more than one hundred eighty (180) days prior to the expiration of the first or any subsequent extended term of this lease agreement, lessee may notify lessor by written notice of its desire to determine the fair market rental value ("market rent") of the demised premises. "Market rent," as used in this lease agreement, is intended to be a flat market rate per square foot for space of similar quality and tenant improvements in the Pierre area taking into account market rental concessions.

         Lessor and lessee shall negotiate in good faith in an effort to determine the market rent.

         B. If the parties are unable to agree within thirty (30) days following receipt by lessor of written notice, each party, at its own cost and by giving notice to the other party, shall appoint a real estate appraiser with commercial experience in the Pierre area to appraise and set the market rent. If either party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the market rent. If the two appraisers are appointed by the parties as stated in this section, they shall meet promptly and attempt to set the market rent. If they are unable to agree within thirty
(30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications stated in this section. If a third appraiser has not been so selected within ten (10) days, written notice to the other, either party can apply to the Circuit Court of Hughes County for the selection of a third appraiser who meets the qualifications stated in this section. Each of the parties shall bear one-half of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers may, by agreement, determine the market rent. If a majority of the appraisers are unable to determine the market rent within the stipulated period of time, the market rent set separately by the three appraisers shall be added together, and the total divided by three. The resulting quotient shall be the market rent. If either the low market rent or the high market rent is, respectively, more than ten percent (l0%) lower or higher than the middle market rent, then the middle market rent shall be the market rent. After the market rent has been set, the appraisers shall immediately notify the parties.

     C. In no case shall the market rent be set less than Three Thousand Dollars ($3000) per month.

                                SECTION FIFTY-ONE
                                  COUNTERPARTS

         This lease agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         In witness whereof, each party to this lease agreement has caused it to be executed at on the date indicated below.


/s/3-5-98                                   /s/PAUL KNECHT
DATE                                        PEDCO
                                            Paul Knecht, its Executive Director


/s/3-4-98
DATE                                        ACI Telecentrics, Incorporated, by
                                            /s/STEVEN A. KAHN,
                                            its Vice President